Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-86880, 33-86892, 33-93340, 333-03192, 333-48069, and 333-48073) of Virbac Corporation of our report dated April 29, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
November 10, 2005